EXHIBIT 99.1

NATIONAL PENN BANCSHARES, INC.

CHRISTIANA BANK & TRUST COMPANY

CONSOLIDATED SUBSTITUTE STOCK OPTION PLAN

The National Penn Bancshares, Inc. Christiana Bank & Trust Company Consolidated Substitute Stock Option Plan (the “Consolidated Plan”), iscomprised of:

1.	National Penn Bancshares, Inc. Christiana Bank & Trust Company
Substitute 1992 Stock Option Plan; and

2.	National Penn Bancshares, Inc. Christiana Bank & Trust Company
Substitute 1998 Stock Option Plan.

As part of the Consolidated Plan, the Christiana Bank & Trust Company 2006 Long-Term Incentive Compensation Plan is hereby terminated.

NATIONAL PENN BANCSHARES, INC.
Christiana Bank & Trust Company
Substitute 1992 Stock Option Plan

As assumed, amended and restated effective January 4, 2008

ARTICLE 1 – PURPOSE; TYPE OF AWARDS

1.1            (a)            Purpose.  The Christiana Bank & Trust Company 1992 Stock Option Plan (the “1992 CBT Plan”) was established in order to reward past services of Eligible Persons (as defined in paragraph 2) and as an additional incentive to Eligible Persons to enter into or remain in the service of CHRISTIANA BANK & TRUST COMPANY, a Delaware state chartered bank and trust company (“CBT”) or any subsidiary of CBT, and to devote themselves to CBT’s and any subsidiary’s success by providing them with an opportunity to acquire or increase their proprietary interest in CBT through receipt of rights to acquire CBT’s common stock.

(b)            Options Under the Plan. Incentive Stock Options and Non-Statutory Options were granted within the limitations of the Plan herein described.

(c)            Capitalized Terms.  Capitalized terms and phrases used and not otherwise defined herein shall have the meanings given in Article 2 hereof.

ARTICLE 2 – DEFINITIONS

2.1            Definitions.  Unless the context requires otherwise, the following terms shall have the following definitions for the purposes of this Plan (such definitions to be equally applicable to both the singular and the plural form of the term defined):

(a)            “Board” shall mean the board of directors of National Penn.

(b)            “CBT Options” shall mean rights to acquire CBT common stock pursuant to the 1992 CBT Plan.

(c)            “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(d)            “Committee” shall mean the committee appointed by the Board to administer the Plan.

(e)            “Effective Date” shall mean January 4, 2008.

(f)            “Eligible Persons” shall mean all directors and employees of CBT or any subsidiary of CBT prior to the Effective Date.

(g)            “Incentive Stock Options” shall mean CBT Options which qualify as incentive stock options within the meaning of Section 422 of the Code.

(h)            “Merger Agreement” shall mean the Agreement of Reorganization and Merger dated as of June 25, 2007, by and between National Penn and CBT.

(i)            “National Penn” shall mean National Penn Bancshares, Inc., a Pennsylvania business corporation and registered bank holding company.

(j)            “National Penn Common Stock” shall mean the common stock of National Penn (without par value) as described in National Penn’s Articles of Incorporation.

(k)            “Non-Statutory Options” shall mean CBT Options that are not Incentive Stock Options.

(l)            “Optionee” shall mean a Participant who was awarded a CBT Option pursuant to the provisions of the 1992 CBT Plan and received a substitute option on the Effective Date.

(m)            “Options” shall mean one of the substitute incentive stock options issued pursuant to the 1992 CBT Plan and the Merger Agreement, exercisable for a total of 10,119 shares of National Penn Common Stock, subject to adjustment as provided in Section 5.1 hereof.

(n)            “Participant” shall mean a former employee or director of CBT or a subsidiary of CBT to whom an Option has been granted and remains outstanding.

(o)            “Plan” shall mean the National Penn Bancshares, Inc. Christiana Bank & Trust Company Substitute 1992 Stock Option Plan.

(p)            “Subsidiary” shall mean a subsidiary corporation of National Penn within the meaning of Section 424(f) of the Code.

ARTICLE 3 – ASSUMPTION OF 1992 CBT PLAN BY NATIONAL PENN

3.1            Assumption of 1992 CBT Plan by National Penn.

(a)            On the Effective Date, National Penn acquired CBT pursuant to the Merger Agreement, and CBT became a wholly-owned Subsidiary of National Penn.

(b)            On the Effective Date, pursuant to the Merger Agreement, each outstanding option to purchase CBT common stock under the 1992 CBT Plan that remained unexercised was vested pursuant to the terms of the 1992 CBT Plan and automatically converted into a substitute option to purchase National Penn Common Stock.

(c)            The number of shares subject to each substitute stock option and the exercise price for those shares were adjusted to prevent any alteration of the economic value of the original option, as measured immediately prior to and immediately following the Effective Date.

(d)            Immediately prior to the Effective Date, there were no Non-Statutory Options outstanding under the 1992 CBT Plan. Accordingly, no Non-Statutory Options were converted into substitute options in accordance with the provisions of Section 2.08(a) of the Merger Agreement.

(e)            Immediately prior to the Effective Date, there were Incentive Stock Options outstanding under the 1992 CBT Plan for 3,687 shares of CBT common stock, all of which were automatically converted into substitute options in accordance with the provisions of Section 2.08(b) of the Merger Agreement. The number of shares of National Penn Common Stock subject to each substitute incentive stock option is equal to the quotient of: (i) the product of the number of shares of CBT common stock originally subject to that option times the original exercise price of that option, divided by (ii) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 5.5(b) below. As a result, Incentive Stock Options 100% vested and presently exercisable for 10,119 shares of National Penn Common Stock are outstanding.

(f)            This Plan reflects National Penn’s assumption of the 1992 CBT Plan and of the stock options outstanding under the 1992 CBT Plan as of the Effective Date, on the terms and conditions provided in the Merger Agreement, and National Penn’s determination to delete provisions of the 1992 CBT Plan inapplicable to such outstanding options.  This Plan amends and restates the 1992 CBT Plan accordingly.

ARTICLE 4 – ADMINISTRATION

4.1            Administration.  The Plan shall be administered by the Board.  The Board may appoint a Committee to administer the Plan, which committee shall be composed of either the entire Board or a committee appointed by the Board consisting of three to six members of the Board, all of whom are:  (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934; and (b) “outside directors” within the meaning of Section 162(m) of the Code.  The Board may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.

4.2            Powers of the Committee.

(a)            The Committee shall be vested with full authority to adopt such rules for the conduct of its business and administration of this Plan, as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the Options, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Options, and such action shall be final, binding and conclusive upon all parties concerned.

(b)            The Committee does not have authority to grant any stock options under the Plan in addition to the Options set forth in Section 3.1 hereof.

4.3            Liability.  No member of the Committee or the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to a Committee or the Board, or for the acts or omissions of any other members of a Committee or the Board.

ARTICLE 5 – TERMS AND CONDITIONS OF STOCK OPTION AWARDS

5.1.            Total Number of Shares Authorized.  The total number of shares of National Penn Common Stock subject to Incentive Stock Options under the Plan is 10,119 shares, subject to adjustment in accordance with this Section.  There are no shares of National Penn Common Stock subject to Non-Statutory Options under the Plan. If the shares of National Penn Common Stock shall be changed into or exchanged for a different number or kind of shares of National Penn Common Stock or common stock of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of National Penn Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of National Penn Common Stock subject to an Option under the Plan, and to the maximum number of shares of National Penn Common Stock that may be subject to Options as set forth in this Section, the number and kind of shares into which each outstanding share of National Penn Common Stock shall be exchanged, or to which each such share shall be entitled, as the case may be.  Where appropriate, outstanding Options shall also be amended by the Committee as to its exercise price and other terms as may be necessary to equitably reflect the foregoing events, provided, however, that no adjustment shall be made which will cause an Incentive Stock Option to lose its status as an incentive stock option within the meaning of Section 422 and related sections of the Code; rather, in the case of Incentive Stock Options, any adjustments required to be made shall be made in a manner consistent with Section 424(a) of the Code and Treas. Reg. §1.425-1(a)(4)(i).  If there shall be any other change in the number or kind of outstanding shares of Common Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any outstanding Options, such adjustments shall be made in accordance with the Committee’s determination.  Re-acquired shares of Common Stock, as well as unissued shares, may be used for the purpose of this Plan.

5.2            No Further Eligible Optionees. Other than the persons who received Options on the Effective Date pursuant to the Merger Agreement, no persons are eligible to participate in the Plan. Prior to the Effective Date, the persons eligible to participate in the 1992 CBT Plan were Eligible Persons.

5.3            Written Notification of Options. Each Optionee will be notified in writing of the number of shares of National Penn Common Stock subject to and the exercise price of each Incentive Stock Option he or she holds pursuant to the Plan.

5.4.            Exercise of Options.

(a)            The Options shall be exercisable during the period originally fixed by the board of directors of CBT, but in no event shall an Option be exercisable after the last day of the period that is ten years after the date the predecessor option was granted by CBT, unless terminated earlier under the terms of the Option.

(b)            An Option may be exercised in whole at one time or in part from time to time, unless the board of directors of CBT, in granting the original option, imposed a limitation with respect to the number of shares covered by the Option which may be purchased during various periods of time within the period of the original option.

5.5            Exercise Price. The per share exercise price of the National Penn Common Stock covered by each Incentive Stock Option is equal to the quotient of: (i) the product of $13.72 [the closing price of the National Penn Common Stock on the Effective Date] times the original exercise price of that option, divided by (ii) $37.69.

5.6.            Payment of Exercise Price.  Full payment for the National Penn Common Stock purchased by the exercise of Options hereunder shall be made in cash, or by wire transfer to a designated account of, or by certified or bank cashier’s check payable to the order of, National Penn in the amount of the exercise price of the shares of National Penn Common Stock being purchased.

5.7            Termination of Options.  No Option shall be exercisable after the first to occur of the following:

(a)  Expiration of the Option term originally fixed by the board of directors of CBT.

(b)  Except as provided in subsection 5.7(d) below, expiration of three months from the date the Optionee’s employment with National Penn or any Subsidiary terminates for any reason other than disability (within the meaning of Section 22(e)(3) of the Code) or death;

(c)  Expiration of twelve months from the date the Optionee’s employment with National Penn or any Subsidiary terminates by reason of the Optionee’s disability (within the meaning of Section 22(e) (3) of the Code) or death; or

(d)  In the event of an Optionee’s termination of employment “for cause,” his or her Option shall lapse on the date of such termination.  For purposes of this subsection 5.7(d), “cause” shall mean National Penn’s good faith reasonable belief that the Optionee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, National Penn, any National Penn Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under National Penn’s dismissal policy; or (5) violated National Penn’s Code of Conduct.

5.8            Transfers.  No Option granted under the Plan may be transferred except by will or by the laws of descent and distribution.  During the lifetime of the Eligible Person to whom an Option is granted, such Option may be exercised only by him or her.

ARTICLE 6 – PROVISIONS RELATING TO CBT DIRECTORS

6.1            In General.  Subject to Section 6.2 below, Options granted to former directors of CBT shall be subject to the same terms and conditions as are applicable to Options granted to former CBT employees, except for any term or condition that is clearly not applicable under the circumstances.

6.2            Special Provisions.

(a)            The provisions of this Section 6.2 shall, with respect to Options granted to former directors of CBT, supersede any contrary provision in this Plan document.

(b)            References herein to an individual’s employment or termination of employment shall be deemed references to a director’s service or termination of service as a member of the Board of Directors of CBT or of the board of directors of National Penn or a Subsidiary.  Accordingly, as provided in Section 7.3, this Plan shall not be deemed to create any obligation on the part of the Board to nominate any person for election as a director or to retain any director at any particular rate of compensation.  Nor shall any provision in this Plan or any Option granted pursuant to this Plan confer upon any person the right to interfere in any way with the rights of National Penn or any affiliate or Subsidiary to remove him or her as a director.

ARTICLE 7 – GENERAL PROVISIONS

7.1            Effective Date.  This Plan shall be effective as of January 4, 2008.

7.2            Amendment and Termination of the Plan.  The Plan may be amended by the Board except that the Board may not revoke or alter, in a manner unfavorable to the Optionee hereunder, any Options then outstanding; provided, however, that the Board may not make any amendments to the Plan which, in the case of Incentive Stock Options, would cause such Incentive Stock Options to lose their status as incentive stock options under the Code.  If not terminated by the Board at an earlier time, then, at such time as all Options outstanding under the Plan have either been exercised, lapsed unexercised, or been terminated, forfeited or cancelled as provided herein, the Plan shall terminate.

7.3            No Right to Employment.  Nothing contained in the Plan or in any instrument under the Plan shall confer upon an Optionee any right to continue in the employ of National Penn or any Subsidiary, including CBT, or limit in any respect the right of National Penn or of any Subsidiary, including CBT, to terminate the Optionee’s employment at any time and for any reason.

7.4            Tax Withholding.  Whenever National Penn issues or transfers shares of National Penn Common Stock under the Plan, National Penn, as a condition to its issuance and delivery of any National Penn Common Stock under the Plan, shall have the right to satisfy any federal, state and local tax withholding and employment tax requirements through any one or more of the following arrangements, as determined by National Penn in its sole discretion: (a) by withholding from any cash payment made under the Plan an amount sufficient to satisfy any federal, state and local tax withholding and employment tax requirements, (b) by requiring the Optionee receiving shares of Common Stock to remit to National Penn an amount sufficient to satisfy any federal, state and local tax withholding and employment tax requirements, (c) by retaining and selling sufficient shares of Common Stock to which such Optionee would otherwise be entitled to satisfy any federal, state and local tax withholding and employment tax requirements, and/or (4) by receipt of any previously owned shares of National Penn Common Stock or other property in an amount sufficient to satisfy any federal, state and local tax withholding and employment tax requirements.  For purposes of complying with any federal, state or local tax withholding and employment tax requirements, National Penn may require shares of National Penn Common Stock acquired by any Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement, under terms and conditions acceptable to National Penn, during any time period when disqualifying disposition of any shares of National Penn Common Stock is possible.  National Penn may also withhold or collect amounts with respect to a disqualifying disposition of National Penn Common Stock acquired pursuant to the exercise of an Incentive Stock Option.  The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of any applicable federal, state and local tax withholding and employment tax obligations with respect to any Options under this Plan, including the retention of shares of National Penn Common Stock to which the Optionee would otherwise be entitled pursuant to the Options, an escrow arrangement with respect to Incentive Stock Options, and/or the Eligible Person’s delivery of previously-owned shares of Common Stock or other property.

7.5            Listing and Registration of Shares.  No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of National Penn Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares pursuant to its terms, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

7.6            Gender; Number.  Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires.  Words used herein in the singular form shall include the plural form, as the context requires, and viceversa.

7.7            Applicable Law.  Except to the extent preempted by federal law, this Plan document, and any agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

7.8            Headings.  The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

NATIONAL PENN BANCSHARES, INC.
Christiana Bank & Trust Company
Substitute 1998 Stock Option Plan

As assumed, amended and restated effective January 4, 2008

ARTICLE 1 – PURPOSE; TYPE OF AWARDS

1.1            (a)            Purpose.  The Christiana Bank & Trust Company 1998 Stock Option Plan (the “1998 CBT Plan”) was established in order to reward past services of Eligible Persons (as defined in paragraph 2) and as an additional incentive to Eligible Persons to enter into or remain in the service of CHRISTIANA BANK & TRUST COMPANY, a Delaware state chartered bank and trust company (“CBT”) or any subsidiary of CBT, and to devote themselves to CBT’s and any subsidiary’s success by providing them with an opportunity to acquire or increase their proprietary interest in CBT through receipt of rights to acquire CBT’s common stock.

(b)            Options Under the Plan. Incentive Stock Options and Non-Statutory Options were granted within the limitations of the Plan herein described.

(c)            Capitalized Terms.  Capitalized terms and phrases used and not otherwise defined herein shall have the meanings given in Article 2 hereof.

ARTICLE 2 – DEFINITIONS

2.1            Definitions.  Unless the context requires otherwise, the following terms shall have the following definitions for the purposes of this Plan (such definitions to be equally applicable to both the singular and the plural form of the term defined):

(a)            “Board” shall mean the board of directors of National Penn.

(b)            “CBT Options” shall mean rights to acquire CBT common stock pursuant to the 1998 CBT Plan.

(c)            “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(d)            “Committee” shall mean the committee appointed by the Board to administer the Plan.

(e)            “Effective Date” shall mean January 4, 2008.

(f)            “Eligible Persons” shall mean all directors and employees of CBT or any subsidiary of CBT prior to the Effective Date.

(g)            “Incentive Stock Options” shall mean CBT Options which qualify as incentive stock options within the meaning of Section 422 of the Code.

(h)            “Merger Agreement” shall mean the Agreement of Reorganization and Merger dated as of June 25, 2007, by and between National Penn and CBT.

(i)            “National Penn” shall mean National Penn Bancshares, Inc., a Pennsylvania business corporation and registered bank holding company.

(j)            “National Penn Common Stock” shall mean the common stock of National Penn (without par value) as described in National Penn’s Articles of Incorporation.

(k)            “Non-Statutory Options” shall mean CBT Options that are not Incentive Stock Options.

(l)            “Optionee” shall mean a Participant who was awarded a CBT Option pursuant to the provisions of the 1998 CBT Plan and received a substitute option on the Effective Date.

(m)            “Options” shall mean one of the substitute incentive stock options or one of the substitute non-statutory options issued pursuant to the 1998 CBT Plan and the Merger Agreement, exercisable for a total of 310,909 shares of National Penn Common Stock and 550,917 shares of National Penn Common Stock, respectively, subject to adjustment as provided in Section 5.1 hereof.

(n)            “Participant” shall mean a former employee or director of CBT or a subsidiary of CBT to whom an Option has been granted and remains outstanding.

(o)            “Plan” shall mean the National Penn Bancshares, Inc. Christiana Bank & Trust Company Substitute 1998 Stock Option Plan.

(p)            “Subsidiary” shall mean a subsidiary corporation of National Penn within the meaning of Section 424(f) of the Code.

ARTICLE 3 – ASSUMPTION OF 1998 CBT PLAN BY NATIONAL PENN

3.1            Assumption of 1998 CBT Plan by National Penn.

(a)            On the Effective Date, National Penn acquired CBT pursuant to the Merger Agreement, and CBT became a wholly-owned Subsidiary of National Penn.

(b)            On the Effective Date, pursuant to the Merger Agreement, each outstanding option to purchase CBT common stock under the 1998 CBT Plan that remained unexercised was vested pursuant to the terms of the 1998 CBT Plan and automatically converted into a substitute option to purchase National Penn Common Stock.

(c)            The number of shares subject to each substitute stock option and the exercise price for those shares were adjusted to prevent any alteration of the economic value of the original option, as measured immediately prior to and immediately following the Effective Date.

(d)            Immediately prior to the Effective Date, there were Non-Statutory Options outstanding under the 1998 CBT Plan for 200,528 shares of CBT common stock, all of which were automatically converted into substitute options in accordance with the provisions of Section 2.08(a) of the Merger Agreement. The number of shares of National Penn Common Stock subject to each substitute non-statutory option is equal to the quotient of: (i) the product of the number of shares of CBT common stock originally subject to that option times the original exercise price of that option, divided by (ii) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 5.5(a) below. As a result, Non-Statutory Options 100% vested and presently exercisable for 550,917 shares of National Penn Common Stock are outstanding.

(e)            Immediately prior to the Effective Date, there were Incentive Stock Options outstanding under the 1998 CBT Plan for 113,180 shares of CBT common stock, all of which were automatically converted into substitute options in accordance with the provisions of Section 2.08(b) of the Merger Agreement. The number of shares of National Penn Common Stock subject to each substitute incentive stock option is equal to the quotient of: (i) the product of the number of shares of CBT common stock originally subject to that option times the original exercise price of that option, divided by (ii) the adjusted exercise price of that option immediately following the Effective Date, as determined in accordance with Section 5.5(b) below. As a result, Incentive Stock Options 100% vested and presently exercisable for 310,909 shares of National Penn Common Stock are outstanding.

(f)            This Plan reflects National Penn’s assumption of the 1998 CBT Plan and of the stock options outstanding under the 1998 CBT Plan as of the Effective Date, on the terms and conditions provided in the Merger Agreement, and National Penn’s determination to delete provisions of the 1998 CBT Plan inapplicable to such outstanding options.  This Plan amends and restates the 1998 CBT Plan accordingly.

ARTICLE 4 – ADMINISTRATION

4.1            Administration.  The Plan shall be administered by the Board.  The Board may appoint a Committee to administer the Plan, which committee shall be composed of either the entire Board or a committee appointed by the Board consisting of three to six members of the Board, all of whom are:  (a) “non-employee directors” as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to Section 16(b) of the Securities Exchange Act of 1934; and (b) “outside directors” within the meaning of Section 162(m) of the Code.  The Board may from time to time remove members from, or add members to, the Committee.  Vacancies on the Committee, howsoever caused, shall be filled by the Board.

4.2            Powers of the Committee.

(a)            The Committee shall be vested with full authority to adopt such rules for the conduct of its business and administration of this Plan, as it considers desirable. A majority of the members of the Committee shall constitute a quorum for all purposes. The vote or written consent of a majority of the members of the Committee on a particular matter shall constitute the act of the Committee on such matter. The Committee shall have the right to construe the Plan and the Options, to correct defects and omissions and to reconcile inconsistencies to the extent necessary to effectuate the Plan and the Options, and such action shall be final, binding and conclusive upon all parties concerned.

(b)            The Committee does not have authority to grant any stock options under the Plan in addition to the Options set forth in Section 3.1 hereof.

4.3            Liability.  No member of the Committee or the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to a Committee or the Board, or for the acts or omissions of any other members of a Committee or the Board.

ARTICLE 5 – TERMS AND CONDITIONS OF STOCK OPTION AWARDS

5.1.            Total Number of Shares Authorized.  The total number of shares of National Penn Common Stock subject to Incentive Stock Options under the Plan is 310,909 shares, and the total number of shares of National Penn Common Stock subject to Non-Statutory Options under the Plan is 550,917 shares, for a total aggregate number of 861,826 shares of National Penn Common Stock subject to Options under the Plan, subject to adjustment in accordance with this Section.  If the shares of National Penn Common Stock shall be changed into or exchanged for a different number or kind of shares of National Penn Common Stock or common stock of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of National Penn Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of National Penn Common Stock subject to an Option under the Plan, whether an Incentive Stock Option or a Non-Statutory Option, and to the maximum number of shares of National Penn Common Stock that may be subject to Options as set forth in this Section, the number and kind of shares into which each outstanding share of National Penn Common Stock shall be exchanged, or to which each such share shall be entitled, as the case may be.  Where appropriate, outstanding Options shall also be amended by the Committee as to its exercise price and other terms as may be necessary to equitably reflect the foregoing events, provided, however, that no adjustment shall be made which will cause an Incentive Stock Option to lose its status as an incentive stock option within the meaning of Section 422 and related sections of the Code; rather, in the case of Incentive Stock Options, any adjustments required to be made shall be made in a manner consistent with Section 424(a) of the Code and Treas. Reg. §1.425-1(a)(4)(i).  If there shall be any other change in the number or kind of outstanding shares of Common Stock, or any shares into which such shares shall have been changed, or for which the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any outstanding Options, such adjustments shall be made in accordance with the Committee’s determination.  Re-acquired shares of Common Stock, as well as unissued shares, may be used for the purpose of this Plan.

5.2            No Further Eligible Optionees. Other than the persons who received Options on the Effective Date pursuant to the Merger Agreement, no persons are eligible to participate in the Plan. Prior to the Effective Date, the persons eligible to participate in the 1998 CBT Plan were Eligible Persons.

5.3            Written Notification of Options. Each Optionee will be notified in writing of the number of shares of National Penn Common Stock subject to and the exercise price of each Incentive Stock Option and Non-Statutory Option he or she holds pursuant to the Plan.

5.4.            Exercise of Options.

(a)            The Options shall be exercisable during the period originally fixed by the board of directors of CBT, but in no event shall an Option be exercisable after the last day of the period that is ten years after the date the predecessor option was granted by CBT, unless terminated earlier under the terms of the Option.

(b)            An Option may be exercised in whole at one time or in part from time to time, unless the board of directors of CBT, in granting the original option, imposed a limitation with respect to the number of shares covered by the Option which may be purchased during various periods of time within the period of the original option.

5.5            Exercise Price.

(a)            The per share exercise price of the National Penn Common Stock covered by each Non-Statutory Option is equal to the quotient of: (i) the product of $13.72 [the closing price of the National Penn Common Stock on the Effective Date] times the original exercise price of that option, divided by (ii) $37.69.

(b)            The per share exercise price of the National Penn Common Stock covered by each Incentive Stock Option is equal to the quotient of: (i) the product of $13.72 [the closing price of the National Penn Common Stock on the Effective Date] times the original exercise price of that option, divided by (ii) $37.69.

5.6.            Payment of Exercise Price.  Full payment for the National Penn Common Stock purchased by the exercise of Options hereunder shall be made in cash, or by wire transfer to a designated account of, or by certified or bank cashier’s check payable to the order of, National Penn in the amount of the exercise price of the shares of National Penn Common Stock being purchased.

5.7            Termination of Options.  No Option shall be exercisable after the first to occur of the following:

(a)  Expiration of the Option term originally fixed by the board of directors of CBT.

(b)  Except as provided in subsection 5.7(d) below, expiration of three months from the date the Optionee’s employment with National Penn or any Subsidiary terminates for any reason other than disability (within the meaning of Section 22(e)(3) of the Code) or death;

(c)  Expiration of twelve months from the date the Optionee’s employment with National Penn or any Subsidiary terminates by reason of the Optionee’s disability (within the meaning of Section 22(e) (3) of the Code) or death; or

(d)  In the event of an Optionee’s termination of employment “for cause,” his or her Option shall lapse on the date of such termination.  For purposes of this subsection 5.7(d), “cause” shall mean National Penn’s good faith reasonable belief that the Optionee (1) committed fraud, theft or embezzlement; (2) falsified corporate records; (3) disseminated confidential information concerning customers, National Penn, any National Penn Subsidiary or any of its or their employees in violation of any applicable confidentiality agreement or policy; (4) had documented unsatisfactory job performance under National Penn’s dismissal policy; or (5) violated National Penn’s Code of Conduct.

(e)  Notwithstanding the foregoing subsections (a), (b), (c) and (d), the Board may exercise its discretion from time to time in individual cases to extend the termination and expiration date of any Non-Statutory Options beyond the dates provided in the foregoing subsections, but in no event beyond ten years from the date of original grant of the Non-Statutory Options.

5.8            Transfers.  No Option granted under the Plan may be transferred except by will or by the laws of descent and distribution.  During the lifetime of the Eligible Person to whom an Option is granted, such Option may be exercised only by him or her.

ARTICLE 6 – PROVISIONS RELATING TO CBT DIRECTORS

6.1            In General.  Subject to Section 6.2 below, Options granted to former directors of CBT shall be subject to the same terms and conditions as are applicable to Options granted to former CBT employees, except for any term or condition that is clearly not applicable under the circumstances.

6.2            Special Provisions.

(a)            The provisions of this Section 6.2 shall, with respect to Options granted to former directors of CBT, supersede any contrary provision in this Plan document.

(b)            References herein to an individual’s employment or termination of employment shall be deemed references to a director’s service or termination of service as a member of the Board of Directors of CBT or of the board of directors of National Penn or a Subsidiary.  Accordingly, as provided in Section 7.3, this Plan shall not be deemed to create any obligation on the part of the Board to nominate any person for election as a director or to retain any director at any particular rate of compensation.  Nor shall any provision in this Plan or any Option granted pursuant to this Plan confer upon any person the right to interfere in any way with the rights of National Penn or any affiliate or Subsidiary to remove him or her as a director.

ARTICLE 7 – GENERAL PROVISIONS

7.1            Effective Date.  This Plan shall be effective as of January 4, 2008.

7.2            Amendment and Termination of the Plan.  The Plan may be amended by the Board except that the Board may not revoke or alter, in a manner unfavorable to the Optionee hereunder, any Options then outstanding; provided, however, that the Board may not make any amendments to the Plan which, in the case of Incentive Stock Options, would cause such Incentive Stock Options to lose their status as incentive stock options under the Code.  If not terminated by the Board at an earlier time, then, at such time as all Options outstanding under the Plan have either been exercised, lapsed unexercised, or been terminated, forfeited or cancelled as provided herein, the Plan shall terminate.

7.3            No Right to Employment.  Nothing contained in the Plan or in any instrument under the Plan shall confer upon an Optionee any right to continue in the employ of National Penn or any Subsidiary, including CBT, or limit in any respect the right of National Penn or of any Subsidiary, including CBT, to terminate the Optionee’s employment at any time and for any reason.

7.4            Tax Withholding.  Whenever National Penn issues or transfers shares of National Penn Common Stock under the Plan, National Penn, as a condition to its issuance and delivery of any National Penn Common Stock under the Plan, shall have the right to satisfy any federal, state and local tax withholding and employment tax requirements through any one or more of the following arrangements, as determined by National Penn in its sole discretion: (a) by withholding from any cash payment made under the Plan an amount sufficient to satisfy any federal, state and local tax withholding and employment tax requirements, (b) by requiring the Optionee receiving shares of Common Stock to remit to National Penn an amount sufficient to satisfy any federal, state and local tax withholding and employment tax requirements, (c) by retaining and selling sufficient shares of Common Stock to which such Optionee would otherwise be entitled to satisfy any federal, state and local tax withholding and employment tax requirements, and/or (4) by receipt of any previously owned shares of National Penn Common Stock or other property in an amount sufficient to satisfy any federal, state and local tax withholding and employment tax requirements.  For purposes of complying with any federal, state or local tax withholding and employment tax requirements, National Penn may require shares of National Penn Common Stock acquired by any Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement, under terms and conditions acceptable to National Penn, during any time period when disqualifying disposition of any shares of National Penn Common Stock is possible.  National Penn may also withhold or collect amounts with respect to a disqualifying disposition of National Penn Common Stock acquired pursuant to the exercise of an Incentive Stock Option.  The Board is authorized to adopt rules, regulations or procedures which provide for the satisfaction of any applicable federal, state and local tax withholding and employment tax obligations with respect to any Options under this Plan, including the retention of shares of National Penn Common Stock to which the Optionee would otherwise be entitled pursuant to the Options, an escrow arrangement with respect to Incentive Stock Options, and/or the Eligible Person’s delivery of previously-owned shares of Common Stock or other property.

7.5            Listing and Registration of Shares.  No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of National Penn Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares pursuant to its terms, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

7.6            Gender; Number.  Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires.  Words used herein in the singular form shall include the plural form, as the context requires, and viceversa.

7.7            Applicable Law.  Except to the extent preempted by federal law, this Plan document, and any agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

7.8            Headings.  The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.